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                                                                    Exhibit 99.1

                             McLEODUSA INCORPORATED
                        SPECIAL MEETING OF STOCKHOLDERS

                                March 30, 2000

                             9:00 a.m., local time

                     McLEODUSA TECHNOLOGY PARK, BUILDING 2
                               6400 C Street SW
                              Cedar Rapids, Iowa


[McLEODUSA LOGO]

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          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR USE AT THE SPECIAL MEETING ON MARCH 30, 2000.

The undersigned stockholder of McLeodUSA Incorporated (the "Company") hereby appoints J. Lyle Patrick and Randall Rings, or either one of them, with full power of substitution, as proxies to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the special meeting of stockholders (the "Special Meeting") to be held on Wednesday, March 30, 2000, at 9:00 a.m., local time, at McLeodUSA Technology Park, Building 2, 6400 C Street SW, Cedar Rapids, Iowa, and at any adjournment thereof, upon the following matters and any other matter as may properly come before the Special Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted as directed by the stockholder named herein and in accordance with the best judgment of the proxies as to other matters. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2, AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.

The stockholder named herein hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus relating to the Special Meeting and hereby revokes any proxy or proxies heretofore given. The stockholder named herein may revoke this proxy at any time before it is voted by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.

           PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                USING THE ENCLOSED POSTAGE PREPAID ENVELOPE OR
                       YOU CAN GIVE YOUR PROXY BY EITHER
                    CALLING THE TOLL-FREE TELEPHONE NUMBER
                            OR USING THE INTERNET,
                     EACH AS DESCRIBED IN THE INSTRUCTIONS
                      ON THE REVERSE OF THIS PROXY CARD.

                      See reverse for voting instructions.

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There are three ways to vote your proxy.

Your telephone or Internet vote authorizes the named proxies to vote your share in the same manner as if you marked, signed and returned your proxy card. The deadline for telephone or Internet voting is 12:00 noon EST, on March 29, 2000.

VOTE BY PHONE -- TOLL FREE - 1-800-240-6326 - QUICK *** EASY *** IMMEDIATE .

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call.

 .    You will be prompted to enter your 3-digit company number and your 7-digit control number which are located above.
 .    Follow the simple instructions the voice message provides you.

VOTE VIA INTERNET - http://www.eproxy.com/mcld/ - QUICK *** EASY *** IMMEDIATE.

Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site.

 .    You will be prompted to enter your 3-digit company number and your 7-digit control number which are located above.
 .    Follow the simple instructions on the screen to create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to McLeodUSA Incorporated, c/o Shareowner Services/ SM/, P.O. Box 64873, St. Paul, MN 55164-0873.

   If you vote by phone or the Internet, please do not mail your proxy card.
                               Please detach here

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

1. Proposal to amend the certificate of incorporation of McLeodUSA to increase the number of authorized shares of Class A common stock, par value $.01 per share, to 1,000,000,000 from 250,000,000.

          For          Against        Abstain
          [  ]         [  ]                  [  ]


2. Proposal to approve the issuance of shares of Class A common stock pursuant to the Amended and Restated Agreement and Plan of Merger by and among McLeodUSA Incorporated, Southside Acquisition Corporation, Splitrock Services, Inc., Splitrock Holdings, Inc., and Splitrock Merger Sub, Inc., dated as of February _, 2000.

          For          Against        Abstain
          [  ]         [  ]                  [  ]

If you receive more than one proxy card, please date, sign and return all cards in the accompanying envelope.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" EACH PROPOSAL.

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                                        Date
                                            -----------------------------------

                                            -----------------------------------
                                            Signature(s) in Box
                                            (Please date and sign here exactly
                                            as name appears at left. When
                                            signing as attorney, executor,
                                            administrator, trustee, guardian
                                            or other fiduciary, give full
                                            title as such; and when stock has
                                            been issued in the name of two or
                                            more persons, all should sign.)

Address Change?  Mark Box     [  ]
Indicate changes below:

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